UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE  OF  REPORT:  (DATE  OF  EARLIEST  EVENT  REPORTED):  JUNE  18,  2004


                         OTISH MOUNTAIN DIAMOND COMPANY
                         ------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          NEVADA                   000-32747                  98-0218688
----------------------------    ----------------        --------------------
(STATE OR OTHER JURISDICTION      (COMMISSION               (IRS EMPLOYER
     OF  INCORPORATION)           FILE  NUMBER)          IDENTIFICATION  NO.)



   ONE PENN PLAZA, 250 WEST 34TH STREET, SUITE 3600, NEW YORK, NEW YORK 10119
   --------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (212)849-6849
                                 -------------
                            (ISSUER TELEPHONE NUMBER)


                                       N/A
                            ------------------------
                            (FORMER NAME AND ADDRESS)

ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

On June 18, 2004, Philipp Buschmann cancelled 1,000,000 shares of the Registrant's Series A Preferred Stock having fifteen (15) votes per share (or an aggregate of 15,000,000) votes in exchange for $1,000 (or $.001 per share). In addition to the Series A Preferred Stock, there were 35,407,811 shares of the Registrant's common stock issued and outstanding on June 18, 2004. Prior to the cancellation, Mr. Buschmann owned 29.8% of the eligible votes and exercised significant control over the Registrant.

Subsequent to the cancellation discussed above, the Registrant's largest shareholder is Massimiliano Pozzoni, the Registrant's Chief Executive Officer and a member of its Board of Directors. Mr. Pozzoni owns 5,500,000 shares (or 15.5%) of the Registrant's common stock and will exercise significant influence over the Registrant. The Registrant's next largest shareholder owns approximately 7.8%. Mr. Pozzoni is also a Director of Falcon Natural Gas Corp.

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Otish  Mountain  Diamond  Company

June  25,  2004


/s/  Massimiliano  Pozzoni
--------------------------
Massimiliano  Pozzoni
Chief  Executive  Officer